Exhibit 3.3

AMENDED AND RESTATED BY-LAWS
of
CAESARS ENTERTAINMENT, INC.

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1                 DELAWARE OFFICE.  The principal office of Caesars Entertainment, Inc. (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware.

SECTION 1.2                 OTHER OFFICES.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

SECTION 1.3                 BOOKS AND RECORDS.  The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 2.1                 ANNUAL MEETING.  The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

SECTION 2.2                 SPECIAL MEETING.  Subject to the rights of the holders of any class or series of preferred stock, par value $.01 per share, of the Corporation (any such stock being referred to herein as, the “Preferred Stock”), special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).

SECTION 2.3                 PLACE OF MEETING.  The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board.  If no designation is so made, the place of meeting shall be the principal office of the Corporation.

SECTION 2.4                 NOTICE OF MEETING.

(A)          Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock books of the Corporation.  Such further notice shall be given as may be required by law.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4 of these By-Laws.  Any previously scheduled meeting of the stockholders may be postponed, and (unless the Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”) otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

(B)           A complete list of the stockholders entitled to vote at the ensuing election arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times be open to the examination of any stockholder during the usual hours for business for a purpose germane to the meeting and during the whole time of said election.

SECTION 2.5                 QUORUM AND ADJOURNMENT.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum.  No notice of the time and place of adjourned meetings need be given except as required by law.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.6                 PROXIES.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the “DGCL”)) by the stockholder, or by his duly authorized attorney in fact.

SECTION 2.7                 Notice of Stockholder Business and Nominations.

(A)          ANNUAL MEETINGS OF STOCKHOLDERS.

(1)   Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of a majority of the Whole Board or (c) by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this By-Law is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

(2)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 70th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees or proposal, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees or proposal, and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding common stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination.

(3)   Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B)           SPECIAL MEETINGS OF STOCKHOLDERS.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C)           GENERAL.

(1)   Only such persons who are nominated in accordance with the  procedures set forth in this By-Law shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law.  Except as otherwise provided by law, the Chairman of the meeting shall have the exclusive power and duty to (i) determine whether a nomination or any  business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and (ii)  if any proposed nomination or business is not in compliance with this By-Law, including if the stockholder solicits or is part of a group which solicits proxies in support of such stockholder’s proposal without such stockholder having made the representation required by either clause (c)(iii) or (c)(iv) of paragraph (A)(2) of this By-Law, to declare that such defective proposal or nomination shall be disregarded or that such proposed business shall not be transacted.

(2)   For the purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)   Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.  Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 2.8                 PROCEDURE FOR ELECTION OF DIRECTORS; REQUIRED VOTE.  Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.  Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

SECTION 2.9                 INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS.  The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if any such inspector or alternate fails to attend or is unable to act at a meeting of stockholders, then the Chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by law.

The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 2.10               NO STOCKHOLDER ACTION BY WRITTEN CONSENT.  Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1                 GENERAL POWERS.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

SECTION 3.2                 NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the Corporation which shall constitute the entire Board shall be fixed from time to time as provided in the Certificate of Incorporation.  Directors need not be stockholders.  The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 2000 annual meeting of stockholders, the term of office of the second class to expire at the 2001 annual meeting of stockholders and the term of office of the third class to expire at the 2002 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 2000 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office, subject to any qualifications or approvals required under any Gaming Laws (as hereinafter defined in Section 7.7(C)), until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.  For purposes of these By-Laws, an individual shall be qualified to serve as a director only for so long as such individual is determined to be and continues to be, qualified by all applicable Gaming Authorities (as hereinafter defined in Section 7.7(B)) and under all applicable Gaming Laws, as required, and in the event such individual does not continue to be so qualified, such individual shall be disqualified and shall cease to be a director of the Corporation.

SECTION 3.3                 REGULAR MEETINGS.  A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders.  The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.4                 SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

SECTION 3.5                 NOTICE.  Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone.  If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting.  If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting.  If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting.  If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Section 9.1.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.4 of these By-Laws.

SECTION 3.6                 ACTION BY CONSENT OF BOARD OF DIRECTORS.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as applicable.

SECTION 3.7                 CONFERENCE TELEPHONIC MEETINGS.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.8                 QUORUM.  Subject to Section 3.9, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice.  Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.9                 VACANCIES AND NEWLY CREATED DIRECTORSHIPS.  Except as otherwise provided in the Certificate of Incorporation and subject to applicable law and the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.  Subject to the obtaining of approval by any Gaming Authority required before such person can become, or serve as, a director, any director so chosen pursuant to the foregoing sentence shall hold office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3.10               EXECUTIVE AND OTHER COMMITTEES.  The Board of Directors may, by resolution adopted by a majority of the Whole Board in favor thereof, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation’s capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, and may, by resolution similarly adopted, designate one or more other committees.  The Executive Committee and each such other committee shall consist of two or more directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these By-Laws.  The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.  Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

SECTION 3.11               REMOVAL.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, any director may be removed from office, but only “for cause,” and only by the affirmative vote of the holders of at least 75% of the voting power of all the then outstanding shares of Voting Stock, voting together as a single class.  For the purposes of this Section 3.11, “for cause” shall mean (i) the willful and continuous failure of a director to substantially perform or observe his or her duties to the Corporation (other than any such failure resulting from physical or mental incapacity of such director) or (ii) the willful engagement by a director in gross misconduct which is materially and demonstrably injurious to the Corporation.

SECTION 3.12               RECORDS.  The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.13               COMPENSATION OF DIRECTORS.  Each director who is not also an officer of the Corporation shall receive such stated annual stipend and such allowance for attendance at each regular or special meeting of the Board or any special or standing committee as shall be fixed from time to time by resolution of the Board of Directors, and the expenses of attendance at any such meeting by each director shall be borne by the Corporation.

SECTION 3.14               INTERESTED DIRECTORS.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if:  (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

SECTION 4.1                 ELECTED OFFICERS.  The elected officers of the Corporation shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Financial Officer) or agents to hold such offices, with such titles, for such period and have such authority and perform such duties as the Board of Directors may provide by resolution from time to time.  The Chairman of the Board shall be chosen from among the directors.  All officers shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.  The Board or any committee thereof may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the Chairman of the Board or President, as the case may be.

SECTION 4.2                 ELECTION AND TERM OF OFFICE.  The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Subject to the obtaining of any Gaming Authority approval required before such person can become, or serve as, an officer, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign. Any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board.  Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 4.3                 CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside at all meetings of the Board of Directors and the stockholders.  In the absence or incapacity of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and the stockholders.

SECTION 4.4                 PRESIDENT.  The President shall be the Chief Executive Officer of the Corporation.  Subject to the authority of the Board of Directors, the President shall be responsible for the general management of the business of the Corporation and shall be responsible for implementing the policies and programs of the Board of Directors.  The President shall have the power to appoint such agents and employees as in the President’s judgment may be necessary or proper for the transaction of the business of the Corporation, and shall determine their duties and recommend their compensation.  The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The President shall report to the Board of Directors through the Chairman of the Board.  The President shall, in the absence of or incapacity of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the Board of Directors and the stockholders.

SECTION 4.5                 EXECUTIVE VICE PRESIDENTS AND SENIOR VICE PRESIDENTS.  The Executive Vice Presidents and the Senior Vice Presidents shall perform such duties as may be delegated or prescribed by the President, the Board of Directors or the Executive Committee of the Corporation.

SECTION 4.6                 VICE PRESIDENTS.  Each Vice President shall have such powers and shall perform such duties as are from time to time presented by the Board of Directors or Executive Committee or as delegated by the President.

SECTION 4.7                 CHIEF FINANCIAL OFFICER.  The Chief Financial Officer (if any) shall be an Executive Vice President, a Senior Vice President or a Vice President and act in an executive financial capacity. He shall assist the Chairman of the Board and the President in the general supervision of the Corporation’s financial policies and affairs.

SECTION 4.8                 TREASURER AND ASSISTANT TREASURERS.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at regular meetings of the Board, or whenever they may require an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 4.9                 SECRETARY AND ASSISTANT SECRETARIES.  The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or President, who shall supervise the Secretary.  The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of the Treasurer or the Assistant Corporate Secretary or any Assistant Secretary.

The Assistant Corporate Secretary, or the Assistant Secretaries in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 4.10               REMOVAL.  Any officer elected, or agent appointed, by the Board of Directors, or any officer or agent appointed by the Chairman of the Board or the President, may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby.  Any officer or agent appointed by the Chairman of the Board or the President may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 4.11               VACANCIES.  A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.  Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation, or removal may be filled by the Chairman of the Board or the President.  To the extent that any prior approval is required by any Gaming Authority or under any Gaming Law to fill a newly created elected office or a vacancy in any elected office, such approval shall be obtained prior to filling any such office or vacancy.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

SECTION 5.1                 STOCK CERTIFICATES AND TRANSFERS.  The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock or shall be uncertificated.  Absent specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender for transfer of the certificate representing such shares to the Corporation or its transfer agent.  The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, if applicable, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  Except as otherwise provided herein, all certificates surrendered to the Corporation for transfer shall be canceled and no new certificates or uncertificated shares shall be issued until such former certificates have been surrendered and canceled.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto (and upon specific request by such person), cancel the old certificate and record the transaction upon its books.

The certificate for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as the appropriate officers of the Corporation may from time to time prescribe.  The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered with the same effect as if such person or persons were such officer, transfer agent or registrar of the Corporation at the date of issue.

All certificates for shares of stock shall be consecutively numbered as the same are issued.  The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

SECTION 5.2                 LOST, STOLEN OR DESTROYED CERTIFICATES.  The Board of Directors may direct new certificate(s) to be issued in place of any certificate(s) theretofore issued by the Corporation alleged to have been lost, destroyed or stolen, upon making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed or stolen.  When authorizing such issue of a new certificate(s), the Board of

Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or stolen certificate(s), or his or her legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost, destroyed or stolen.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

SECTION 6.1                 ACTION OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, an Agent (as hereinafter defined) against costs, charges and Expenses (as hereinafter defined), judgments, fines and amounts paid in settlement actually and reasonably incurred by an Agent in connection with an action, suit or proceeding (of the type referenced in the definition of “Agent”), and any appeal therefrom, if the Agent acted in good faith and in a manner the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.  The termination of any action, suit or proceeding (whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent) shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which the Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the Agent’s conduct was unlawful.

SECTION 6.2                 ACTION BY OR IN THE RIGHT OF THE CORPORATION.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against costs, charges and Expenses actually and reasonably incurred by an Agent in connection with the defense or settlement of such action or suit and any appeal therefrom if the Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of the Agent’s duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and Expenses which the Court of Chancery or other such court shall deem proper.

SECTION 6.3                 DETERMINATION OF RIGHT OF INDEMNIFICATION.  Any indemnification under Section 6.1 or 6.2 (unless ordered by a court) shall be paid by the Corporation unless a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of Disinterested Directors so directs, by Independent Counsel (as hereinafter defined) in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

SECTION 6.4                 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY.  Notwithstanding the other provisions of this Article, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, the settlement of an action without admission of liability, or the defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all costs, charges and Expenses incurred in connection therewith.

SECTION 6.5                 ADVANCES OF EXPENSES.  Except as limited by Section 6.6, costs, charges, and Expenses incurred by an Agent in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification.  Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum of Disinterested Directors, (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, the Agent acted in bad faith and in a manner that such person did not believe to be in the best interests of the Corporation, or (iii) with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his or her conduct was unlawful.  In no event shall any advance be made in instances where the Board of Directors or Independent Counsel reasonably determines that the Agent deliberately breached such person’s duty to the Corporation or its stockholders.

SECTION 6.6                 RIGHT OF AGENT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION.  Any indemnification under Section 6.1, 6.2 or 6.4 or advance under Section 6.5, shall be made promptly, and in any event within 60 days, upon the written request of the Agent, unless with respect to applications under Section 6.1, 6.2 or 6.5, a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of Disinterested Directors that such Agent acted in a manner set forth in such Sections as to justify the Corporation’s not indemnifying or making an advance to the Agent. In the event no quorum of Disinterested Directors is obtainable, the Board of Directors shall promptly direct that Independent Counsel shall decide whether the Agent acted in the manner set forth in such Sections as to justify the Corporation’s not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or Independent Counsel denies the claim in whole or in part, or if no disposition of such claim is made within 60 days.  The Agent’s costs, charges and Expenses incurred in connection with successfully establishing such person’s right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

SECTION 6.7                 OTHER RIGHTS AND REMEDIES.  The indemnification provided by this Article shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, By-Law, or charter provision, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and the Agent who serves in such capacity at any time while the Certificate of Incorporation and other relevant provisions of the DGCL and other applicable law, if any, are in effect.  Any repeal or modification thereof shall not affect any rights or obligations then existing.

SECTION 6.8                 INSURANCE.  The Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.  The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

SECTION 6.9                 PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(A)          If a Change of Control (as hereinafter defined) shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Agent is entitled to indemnification under this Article if the Agent has submitted a request for indemnification in accordance with Section 6.6, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(B)           If the person, persons or entity empowered or selected under Section 6.6 to determine whether the Agent is entitled to indemnification shall not have made such determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Agent shall be entitled to such indemnification, absent (i) a misstatement by the Agent of a material fact, or an omission of a material fact necessary to make the Agent’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law;

PROVIDED, HOWEVER, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and PROVIDED, FURTHER, that the foregoing provisions of this Section 6.9 shall not apply (a) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6.3 and if (A) within 15 days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of the stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (b) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.3.

(C)           The termination of any proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of the Agent to indemnification or create a presumption that the Agent did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the Agent had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 6.10               OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION’S REQUEST.  For the purposes of this Article, references to “other enterprise” in Section 6.12(A) below shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service by the Agent as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

SECTION 6.11               SAVINGS CLAUSE.  If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to costs, charges and Expenses, judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, and any appeal therefrom, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, and to the fullest extent permitted by applicable law.

SECTION 6.12               CERTAIN DEFINITIONS.  For the purposes of this Article VI:

(A)          “Agent” means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to be a director, officer or employee of the Corporation, or that, being or having been such a director, officer or employee, he or she is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise.

(B)           “Change of Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; PROVIDED, HOWEVER, that, without limitation, such a Change in Control shall be deemed to have occurred if:  (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of three consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(C)           “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(D)          “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a proceeding.

(E)           “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VI.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1                 FISCAL YEAR.  The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

SECTION 7.2                 DIVIDENDS.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.  Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors may, from time to time in their absolute discretion, think proper as a reserve fund to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

SECTION 7.3                 SEAL.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of incorporation and the words “Corporation Seal, Delaware.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7.4                 WAIVER OF NOTICE.  Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 7.5                 AUDITS.  The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

SECTION 7.6                 Resignations.  Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein.  No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

SECTION 7.7                 COMPLIANCE WITH APPLICABLE GAMING LAWS.

(A)          If the Corporation becomes, and so long as it remains, either a holding company or an intermediary holding company subject to regulation under any Gaming Laws, all securities of the Corporation shall be held subject to the applicable provisions of such Gaming Laws.  If a holder thereof is found to be disqualified by any Gaming Authorities, then such holder shall dispose of his or her interest in the Corporation as provided in the Certificate of Incorporation and pursuant to the applicable provisions of any Gaming Laws, and orders or rulings of any Gaming Authorities.

(B)           For the purposes of these By-Laws, “Gaming Authority” means any government, court, or federal, state, local, international or foreign governmental, administrative, regulatory or licensing body, agency, authority or official which regulates, has authority or otherwise asserts jurisdiction over gaming activities (or proposed gaming activities), gaming operations or facilities conducted by the Corporation or any of its subsidiaries or affiliates, within any gaming jurisdictions (domestic and foreign and the political subdivisions thereof), whether now or hereafter existing, including without limitation, the Nevada Gaming Control Board, the Nevada Gaming Commission, the Clark County Liquor and Gaming Licensing Board, the New Jersey Casino Control Commission, the Louisiana Gaming Control Board, the Mississippi Gaming Commission and the Missouri Gaming Commission.

(C)           For the purposes of these By-Laws, “Gaming Law” means any federal, state, local, international or foreign law, statute, order, ordinance or interpretation pursuant to which any Gaming Authority possesses or asserts regulatory or licensing authority over gaming activities, operations or facilities within any gaming jurisdictions (domestic and foreign and the political subdivisions thereof), including any rules and regulations promulgated by such Gaming Authority thereunder, including, without limitation, the Nevada Gaming Control Act, the Clark County Code, the New Jersey Casino Control Act, the Louisiana Riverboat Economic Development and Gaming Control Act, the Mississippi Gaming Control Act and the Missouri Gaming Law.

ARTICLE VIII

CONTRACTS, PROXIES, ETC.

SECTION 8.1                 CONTRACTS.  Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct.  Such authority may be general or confined to specific instances as the Board may determine.  The Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 8.2                 PROXIES.  Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE IX

AMENDMENTS

SECTION 9.1                 AMENDMENTS.  These By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; PROVIDED, HOWEVER, that, in the case of amendments by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these By-Laws, the affirmative vote of the holders of at least 75% of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-Laws.

CERTIFICATE OF SECRETARY

I, THE UNDERSIGNED, DO HEREBY CERTIFY:

(a)           That I am the duly elected and Secretary of Caesars Entertainment, Inc., a Delaware corporation; and

(b)           That the foregoing Amended and Restated By-Laws constitute the by-laws of said corporation as duly adopted by the written consent of the Board of Directors of said corporation as of January 5, 2004.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 5th day of January, 2004.

/s/ Bernard E. DeLury, Jr.
Bernard E. DeLury, Jr., Secretary